Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Peoples Financial Corporation on Form S-8 (No 333-144181) of our report dated March 20, 2024, on our audit of the financial statements as of December 31, 2023, and for the year then ended which report is included in this Annual Report on Form 10-K to be filed on or about March 20, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Baton Rouge, Louisiana

March 20, 2024